UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 9, 2010

STRATUS MEDIA GROUP, INC.

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 East De La Guerra Street, 2nd Floor
Santa Barbara, California 93101
(Address of principal executive offices)

Registrant’s telephone number, including area code:  805-884-9977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞   Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective April 9, 2010, Stratus Media Group, Inc. (the “Company”) entered into an Agreement (the “License Agreement”) with MAC Group S.R.L. (“MAC”).  MAC granted to the Company the sole and exclusive right and license to use certain intellectual property of MAC for the purpose of organizing, producing and exploiting automobile rallies, touring events or car shows in North America.  The intellectual property includes the trademarks “Historic Mille Miglia Renewal,” “Mille Miglia” and 1000 Miglia.”  The license grant extends through June 30, 2012.  The Company is required to pay fixed royalties over the term in an aggregate amount of €337,500 in cash and €337,500 in stock and 2% of Net Profit for the period March 1, 2011 and February 28, 2012 and 1% of Net Profit for the period between March 1, 2012 and June 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 14, 2010	STRATUS MEDIA GROUP, INC.

		By:	/s/ Paul Feller
Paul Feller, Chief Executive Officer

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